Exhibit 10.24

EXECUTION VERSION

PATENT AND TRADEMARK SECURITY AGREEMENT dated as of July 31, 2007 (this “Agreement”), among PharMerica Corporation (the “Borrower”), the Subsidiaries party hereto (the “Subsidiary Loan Parties” and, collectively with the Borrower, the “Loan Parties”) and JPMORGAN CHASE BANK, N.A. (“JPMCB”), as Collateral Agent.

Reference is made to (a) the Credit Agreement dated as of July 31, 2007 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the Lenders from time to time party thereto and JPMCB, as Administrative Agent, and (b) the Guarantee and Collateral Agreement dated as of July 31, 2007 (as amended, supplemented or otherwise modified from time to time, the “Collateral Agreement”), among the Borrower, the Subsidiaries of the Borrower party thereto and JPMCB, as Collateral Agent (the “Collateral Agent”). The Lenders have agreed to extend credit to the Borrower and the Issuing Banks have agreed to issue Letters of Credit, in each case, subject to the terms and conditions set forth in the Credit Agreement. The obligations of the Lenders to extend such credit and of the Issuing Banks to issue such Letters of Credit are conditioned upon, among other things, the execution and delivery of this Agreement. The Subsidiary Loan Parties will derive substantial benefits from the extensions of credit and the issuance of Letters of Credit to the Borrower pursuant to the Credit Agreement and are willing to execute and deliver this Agreement in order to induce the Lenders to extend such credit and the Issuing Banks to issue such Letters of Credit. Accordingly, the parties hereto agree as follows:

SECTION 1. Terms. Capitalized terms used in this Agreement and not otherwise defined herein have the meanings specified in the Collateral Agreement. The rules of construction specified in Section 1.03 of the Credit Agreement also apply to this Agreement.

SECTION 2. Grant of Security Interest. As security for the payment or performance, as the case may be, in full of the Secured Obligations, each of the Loan Parties, pursuant to the Collateral Agreement, did and hereby does assign and pledge to the Collateral Agent, its successors and permitted assigns, for the benefit of the Secured Parties, and did and hereby does grant to the Collateral Agent, its successors and permitted assigns, for the benefit of the Secured Parties, a security interest in, all right, title and interest in, to and under any and all of the following assets and properties now owned or at any time hereafter acquired by such Loan Party or in which such Loan Party now has or at any time in the future may acquire any right, title or interest (collectively, the “Patent and Trademark Collateral”):

(a) all letters patent of the United States, all registrations and recordings thereof, and all applications for letters patent of the United States, including registrations, recordings and pending applications in the United States Patent and Trademark Office, including those registered Patents (as defined in the Collateral Agreement) and Patent applications listed on Schedule I (the “Patents”);

(b) all reissues, continuations, divisions, continuations-in-part, renewals or extensions thereof, and the inventions disclosed or claimed therein, including the right to make, use and/or sell the inventions disclosed or claimed therein;

(c) all trademarks, service marks, trade names, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, other source or business identifiers, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all registration and recording applications filed in connection therewith, and all extensions or renewals thereof, including registrations and registration applications in the United States Patent and Trademark Office or any similar offices in any State of the United States, and all extensions, or renewals thereof, including those United States registered Trademarks (as defined in the Collateral Agreement) and Trademark applications listed on Schedule II (the “Trademarks”); and

(d) all goodwill associated with the Trademarks or symbolized thereby.

SECTION 3. Collateral Agreement. The security interests granted to the Collateral Agent herein are granted in furtherance, and not in limitation of, the security interests granted to the Collateral Agent pursuant to the Collateral Agreement. Each Loan Party hereby acknowledges and affirms that the rights and remedies of the Collateral Agent with respect to the Patent and Trademark Collateral are more fully set forth in the Collateral Agreement, the terms and provisions of which are hereby incorporated herein by reference as if fully set forth herein. In the event of any conflict between the terms of this Agreement and the Collateral Agreement, the terms of the Collateral Agreement shall govern.

SECTION 4. Governing Law. This Agreement shall be construed in accordance with and governed by the law of the State of New York.

IN WITNESS WHEREOF, the parties hereto have duly executed this Patent and Trademark Security Agreement as of the day and year first above written.

PHARMERICA CORPORATION,

by	/s/ Michael J. Culotta
Name:	Michael J. Culotta
Title:	Executive Vice President and Chief Financial Officer

PHARMERICA TECHNOLOGY SOLUTIONS, LLC, PHARMACY CORPORATION OF AMERICA, PHARMERICA LONG-TERM CARE, INC., KINDRED PHARMACY SERVICES, INC.,

by	/s/ Michael J. Culotta
Name:	Michael J. Culotta
Title:	Treasurer

JPMORGAN CHASE BANK, N.A., as Collateral Agent,

by	/s/ Dawn L. LeeLum
Name:	Dawn L. LeeLum
Title:	Executive Director